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                                                                EXHIBIT 10.19(1)


                                AMENDMENT NO. 1

                                    TO THE

                      UPS QUALIFIED STOCK OWNERSHIP PLAN

                              AND TRUST AGREEMENT

                       (Effective as of January 1, 1998)


     WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust ("Plan") effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in the common stock of UPS ("UPS Stock") and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock; and

     WHEREAS, it is desired to amend the Plan to correct a scrivener's error and to limit transfers from the UPS Savings Plan to the Plan in the case where an eligible employee's investment in the Plan would exceed twenty percent of the aggregate amount in such eligible employee's combined accounts under the Plan and the UPS Savings Plan.

     NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 12.1 of the Plan, the UPS Qualified Stock Ownership Plan is hereby amended as follows:

     1. Section 3.1 hereby is amended in its entirety to read as follows effective as of March 17, 1999:

     Section 3.1  Transfers From Savings Plan.  A participant in the Savings
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     Plan may transfer an amount from his or her individual accounts under the
     Savings Plan to this Plan in accordance with transfer procedures established by the Committee and subject to the limitations set forth in
     Section 8.12.

     Any amounts transferred to this Plan pursuant to this Section 3.1 will be credited to the Participant's Savings Plan Account that corresponds to the subaccount under the Savings Plan from which the amount was transferred.

     2. The last sentence of Section 8.12 hereby is amended effective as of January 1, 1998 to read as follows in order to correct a scrivener's error:

     A Participant may not make a Transfer from the Savings Plan to this Plan during the one year period beginning on the date of the most recent cash withdrawal under Section 8.7 or transfer from this Plan to the Savings Plan; provided, however, that the one year restriction will not apply if the Participant requests a distribution following a Separation from Service.
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     3.  Section 8.12 hereby is amended in its entirety effective as of March
15, 1999 to read as follows:

     Section 8.12 Transfers to this Plan.
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     (a) General Rule.  Except as provided in Section 8.12(b), a Participant may
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     not make a Transfer from the Savings Plan to this Plan (1) during the one year period beginning on the date of the most recent cash withdrawal under
     Section 8.7 or transfer from this Plan to the Savings Plan ("one year restriction") or (2) to the extent that the amount transferred from the Savings Plan would cause the balance credited to his or her Account to exceed twenty percent of the aggregate balance credited to his or her Account and to his or her accounts under the Savings Plan ("Twenty Percent Limitation"). For purposes of determining the Twenty Percent Limitation, the balance credited to an Account and to the accounts under the Savings Plan will be determined immediately following the transfer as if the transfer to this Plan were allocated then instead of at the end of the Accounting Period.

     If a participant in the Savings Plan attempts to transfer an amount from the Savings Plan that would cause the balance credited to the Participant's Account to exceed the Twenty Percent Limitation, the Trustee only will accept the transfer of such amount that once transferred would not cause the Account to exceed the Twenty Percent Limitation. The Trustee will reject the transfer of any amount that would, if transferred, cause the Account to exceed the Twenty Percent Limitation and send the excess amount back to the Savings Plan.

     (b) Transfer in Connection with a Distribution upon a Separation from
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     Service.  In no event shall the one year limitation or the Twenty Percent
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     Limitation on transfers set forth in Section 8.12(a) apply if the
     Participant requests a distribution following a Separation from Service.



     IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors on the 15th day of March, 1999, has caused this Amendment No. 1 to be executed.


ATTEST:                             UNITED PARCEL SERVICE OF
                                    AMERICA, INC.

/s/ Joseph R. Moderow               /s/ James P. Kelly
______________________              _________________________
Secretary                           Chairman